EQUITABLE RESOURCES, INC.
            7.35% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                                                               CUSIP: 294549 AF7


No. 1                                                               $128,866,000

         EQUITABLE RESOURCES, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay Bankers Trust Company, as Property Trustee (the "Property Trustee," which term includes any successor Property Trustee for Equitable Resources Capital Trust I) for Equitable Resources Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (hereinafter called the "Issuer Trust"), or registered assignees, the principal sum of One Hundred Twenty Eight Million Eight Hundred Sixty Six Thousand Dollars on April 15, 2038; provided that the Corporation may advance such date to a date not earlier than April 15, 2013 (the "Stated Maturity") in accordance with the Indenture. The Corporation further promises to pay interest on said principal sum from and including April 23, 1998 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 15, April 15, July 15 and October 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1998 at the rate of 7.35% per annum, together with Additional Sums, if any, as provided in
Section 10.6 of the Indenture (as defined herein), until the principal hereof has been paid or duly provided for or made available for payment; provided that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of 7.35% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Notwithstanding the foregoing, if any Interest Payment Date is not a Business Day, then payment of interest or principal or other amounts shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The amount of interest payable for any period less than a full interest period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period shall be computed by dividing the applicable rate per annum by four. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 1st day of January, April, July or October (whether or not a Business Day) next preceding such Interest Payment Date (each such date a "Regular Record Date"). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. As used herein, "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York or the City of Pittsburgh, Pennsylvania are authorized or required by law or executive order to remain closed, or (c) a day on which the corporate trust office of the Property Trustee is closed for business.

         So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time during the term of this Security, from time to time to defer the payment of interest on this Security for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), at the end of which the Corporation shall pay all interest then accrued and unpaid including any Additional Interest, as provided below; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security, as then in effect, and no such Extension Period may end on a date other than an Interest Payment Date. In the event that the Stated Maturity is advanced to a date prior to the end of an Extension Period, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. In the event that any
Securities are called for redemption on the date prior to the end of an Extension Period, with respect to such Securities, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. During any such Extension Period, the Corporation shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to this Security (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a Subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee executed and delivered by the Corporation and Bankers Trust Company, as trustee, for the benefit of the holders of any Capital Securities (as defined in the Trust Agreement), as amended from time to time (the "Guarantee") or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period shall exceed 20 consecutive quarterly interest payment periods, extend beyond the Stated Maturity of the principal of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7.35% per annum, compounded quarterly and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment.

         The Corporation shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities of such Issuer Trust would have been payable but for the election to begin such Extension Period, and (ii) the date on which the Property Trustee of such Issuer Trust is required to give notice to any holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: April 23, 1998

                           EQUITABLE RESOURCES, INC.



                           By:__________________________________________________
                              Name:  Jeffrey C. Swoveland
                              Title: Vice President - Finance and Treasurer

Attest:


---------------------------------
Name:  Audrey C. Moeller
Title: Vice President and Corporate
       Secretary



TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  April 23, 1998

                           BANKERS TRUST COMPANY, as Trustee



                           By:__________________________________________________
                              Authorized Officer

                              [Reverse of Security]

         This Security is one of a duly authorized issue of 7.35% Junior Subordinated Debentures due April 15, 2038 of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under the Junior Subordinated Indenture, dated as of April 23, 1998 (hereinafter called the "Indenture"), between the Corporation and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $128,866,000. The Corporation has appointed Bankers Trust Company at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Corporation) with respect to the Securities.

         To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein. All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of April 23, 1998 (as modified, amended or supplemented from time to time, the "Trust Agreement"), relating to the Issuer Trust, among the Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

         This Security will not be subject to any sinking fund and, except as provided in the Indenture, will not be redeemable or subject to repayment at the option of the holder prior to its Stated Maturity.

         The Corporation may redeem this Security at any time, at its option, and subject to the terms and conditions of Article XI of the Indenture, (i) on or after April 23, 2003, in whole at any time or in part from time to time, and
(ii) prior to April 23, 2003, in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (the "90-Day Period"), in each case at a Redemption Price equal to the accrued and unpaid interest on this Security to the date fixed for redemption, plus 100% of the principal amount hereof; provided, however that if at the time there is available to the Company or the Issuer Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Issuer Trust or the holders of the Trust Securities and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided, further, that the Company shall have no right to redeem the Securities while the Issuer Trust is pursuing any Ministerial Action pursuant to the Trust Agreement..

         Notice of redemption shall be mailed to the registered holders of the Securities designated for redemption at their addresses as the same shall appear on the Security register not less than 30 nor more than 60 days prior to the dated fixed for redemption, subject to all conditions and provisions of the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive an binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series and interest accrued thereon to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders); provided that, if upon an Event of Default, the Trustee or such Holders fail to declare the principal of all the Outstanding Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including any Additional Interest) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

         THIS SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.